Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

SPECIAL MEETING OF STOCKHOLDERS , 2021 This Proxy is Solicited On Behalf Of The Board Of Directors
Vote Your Proxy by mail: Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
Please mark your votes like this	X

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5, 6 AND 7.

	FOR	AGAINST	ABSTAIN
Proposal 1—Business Combination Proposal	☐	☐	☐
To approve and adopt the Business Combination Agreement, dated as of December 10, 2020 (as it may be amended and/or restated from time to time, the “Business Combination Agreement”) by and among the Company, its wholly owned subsidiary, Project Power Merger Sub (“Merger Sub”), and Lightning Systems, Inc. (“Lightning Systems”), a copy of which is attached to this proxy statement/prospectus as Annex A, and approve the transactions contemplated thereby (the “Business Combination”), including the merger of Merger Sub with and into Lightning Systems, with Lightning Systems surviving the merger, and the issuance of common stock to Lightning Systems equity holders as merger consideration.

	FOR	AGAINST	ABSTAIN
Proposal 2—The NYSE Stock Issuance Proposal	☐	☐	☐
To approve, for purposes of complying with applicable listing rules of the New York Stock Exchange (the “NYSE”), the issuance of more than 20% of the Company’s outstanding common stock in connection with the Business Combination, and the transactions contemplated by the PIPE Subscription Agreement and the Convertible Note Subscription Agreements, including up to 70,385,096 shares of common stock to the Lightning Systems equity holders, 2,500,000 shares of common stock to the PIPE Investor, 8,695,652 shares of our common stock upon conversion of the convertible notes and 8,695,652 shares of our common stock upon exercise of the convertible note warrants.

	FOR	AGAINST	ABSTAIN
Proposal 3—Classification of the Board of Directors Proposal	☐	☐	☐
To consider and vote upon a proposal to amend the Company’s current amended and restated certificate of incorporation (the “Charter”) to provide for the classification of our board of directors (our “Board”) into three classes of directors with staggered three-year terms of office and to make certain related changes.

	FOR	AGAINST	ABSTAIN
Proposal 4— Approval of Additional Amendments to Current Certificate of Incorporation in Connection with the Business Combination Proposal	☐	☐	☐
To consider and vote upon a proposal to amend the Company’s Charter to provide for certain additional changes, including but not limited to changing the Company’s name from “GigCapital3, Inc.” to “Lightning eMotors, Inc.” and eliminating certain provisions specific to our status as a blank check company.

	FOR	AGAINST	ABSTAIN`
Proposal 5—Incentive Plan Proposal	☐	☐	☐
To approve the GigCapital3, Inc. 2021 Equity Incentive Plan (the “Incentive Plan”), including the authorization of the initial share reserve under the Incentive Plan.

	FOR	AGAINST	ABSTAIN`
Proposal 6—Election of Directors Proposal	☐	☐	☐
To elect, effective at Closing, nine directors to serve staggered terms on our board of directors until the 2021, 2023 and 2023 annual meetings of stockholders, respectively, and until their respective successors are duly elected and qualified.

	FOR	AGAINST	ABSTAIN
Proposal 7—Adjournment Proposal	☐	☐	☐
To approve, if necessary, the adjournment of the Special Meeting to a later date or dates to permit further solicitation and votes of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the NYSE Stock Issuance Proposal, the Charter Amendment Proposals, the Incentive Plan Proposal or the Election of Directors. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Business Combination Proposal, the NYSE Stock Issuance Proposal, the Charter Amendment Proposals, the Incentive Plan Proposal or the Election of Directors Proposal.

CONTROL NUMBER

Signature Signature, if held jointly Date , 2021.

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If a partnership, please sign in partnership name by authorized person.

Important Notice Regarding the Availability of Proxy Materials

for the Special Meeting to be held on                     , 2021:

This notice of meeting, and the accompanying proxy statement are available at

FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED

PROXY

GIGCAPITAL3, INC.

1731 Embarcadero Rd., Suite 200

Palo Alto, CA 94303

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON

                    , 2021

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders (the “Special Meeting”) and accompanying Proxy Statement, dated                      , 2021, in connection with the Special Meeting to be held on                     , 2021 at [10:00] [a][p].m., local time, via live webcast at https://[●], and hereby appoints Dr. Avi S. Katz and Brad Weightman, and each of them (with full power to act alone), the attorneys-in-fact and proxies of the undersigned, with full power of substitution to each, to vote all shares of the common stock, of GigCapital3, Inc. (the “Company”), registered in the name provided, which the undersigned is entitled to vote at the Special Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposal set forth in this Proxy Statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5, 6 AND 7.

(Continued and to be marked, dated and signed, on the other side)